Exhibit 10.7

May 3, 2018

Maui Acquisition Corp.

Safariland, LLC

Safariland Global Sourcing, LLC

Horsepower, LLC

Mustang Survival Holdings, Inc.

Mustang Survival, Inc.

Mustang Survival Mfg, Inc.

Med-Eng, LLC

Sencan Holdings, LLC

Atlantic Tactical, Inc.

Vievu, LLC

Lawmen’s Distribution, LLC

Safariland Distribution, LLC

GH Armor Systems Inc.

United Uniform Distribution, LLC

Mustang Survival ULC

Med-Eng Holdings ULC

Pacific Safety Products Inc.

13386 International Parkway

Jacksonville, Florida 32218

Attn: Scott O'Brien and Susanne Paskins

Re:     Consent and Fourth Amendment to Second Amended and Restated Loan and Security Agreement

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Loan and Security Agreement dated as of November 18, 2016 (as at any time amended, modified, restated, or supplemented, the "Loan Agreement"), by and among MAUI ACQUISITION CORP., a Delaware corporation ("Holdings"), SAFARILAND, LLC, a Delaware limited liability company ("Safariland"), SAFARILAND GLOBAL SOURCING, LLC, a Delaware limited liability company ("Global Sourcing"), HORSEPOWER, LLC, a Delaware limited liability company ("Horsepower"), MUSTANG SURVIVAL HOLDINGS, INC., a Delaware corporation ("Mustang Holdings"), MUSTANG SURVIVAL, INC., a Washington corporation ("Mustang Survival"), MUSTANG SURVIVAL MFG, INC., a Delaware corporation ("Mustang Manufacturing"), MED-ENG, LLC, a Delaware limited liability company ("Med-Eng"), SENCAN HOLDINGS, LLC, a Delaware limited liability company ("Sencan Holdings"), ATLANTIC TACTICAL, INC., a Pennsylvania corporation ("ATI"), VIEVU, LLC, a Washington limited liability company ("Vievu"), LAWMEN’S DISTRIBUTION, LLC, a Delaware limited liability company ("Lawmen’s"), SAFARILAND DISTRIBUTION, LLC, a Delaware limited liability company ("Distribution"), GH ARMOR SYSTEMS INC., a Delaware corporation ("GH"), UNITED UNIFORM DISTRIBUTION, LLC, a Delaware limited liability company ("UUD" and, together with Holdings, Safariland, Global Sourcing, Horsepower, Mustang Holdings, Mustang Survival, Mustang Manufacturing, Med-Eng, Sencan Holdings, ATI, Vievu, Lawmen’s, Distribution and GH, collectively, "U.S. Borrowers"), MUSTANG SURVIVAL ULC, a British Columbia unlimited liability company ("Canadian Borrower"; together with U.S. Borrowers, collectively, "Borrowers"), MED-ENG HOLDINGS ULC, a British Columbia unlimited liability company ("Med-Eng ULC") and PACIFIC SAFETY PRODUCTS INC., a Canadian corporation ("PSP"; together with Med-Eng ULC, collectively, "Canadian Guarantors"; together with Borrowers and Med-Eng ULC, collectively, "Obligors"), the financial institutions party to the Loan Agreement from time to time as lenders (collectively, "Lenders"), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders ("Agent"). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms under the Loan Agreement.

Obligors have informed Agent and Lenders that Safariland and Vievu intend to enter into that certain Membership Interest Purchase Agreement substantially in the form of Exhibit A attached hereto (the "Purchase Agreement"; collectively with all other documents, instruments, agreements, and certificates executed and delivered in connection therewith, the "Sale Documents"), among Safariland, Vievu, and Axon Enterprise, Inc. ("Purchaser"), pursuant to which Safariland intends to sell to Purchaser, and Purchaser intends to purchase from Safariland, all of the Equity Interests of Vievu, for an aggregate cash consideration in an amount equal to $4,600,000, plus or minus the applicable adjustments under the Sale Documents (collectively, the "Cash Proceeds") and shares of Purchaser’s common stock with an aggregate value of $2,500,000, as determined pursuant to the Sale Documents. $1,300,000 of the Cash Proceeds (the "Escrowed Cash") will be placed in escrow pursuant to a certain Escrow Agreement substantially in the form of Exhibit B attached hereto (the "Escrow Agreement"). Such sale transaction is collectively referred to herein as the "Vievu Sale Transaction." In connection with the Vievu Sale Transaction, Safariland intends to enter into that certain Patent License Agreement substantially in the form of Exhibit C attached hereto (the "Patent License Agreement") and that certain Trademark License Agreement substantially in the form of Exhibit D attached hereto (the "Trademark License Agreement").

In connection with the Vievu Sale Transaction, Obligors have requested that Agent and Lenders enter into this letter agreement and consent to (x) release Vievu from its duties and obligations under the Loan Agreement and the other Loan Documents, and (y) release Agent's Lien upon (i) the Equity Interests of Vievu, (ii) the patents listed on Annex I hereto, and (iii) all assets of Vievu, including, without limitation, all Collateral owned by Vievu (the assets referred to in the foregoing subclauses (i), (ii) and (iii) are collectively referred to herein as the "Released Assets"), in each case, upon consummation of the Vievu Sale Transaction.

The Vievu Sale Transaction is not permitted by, among other things, Section 10.2.6 of the Loan Agreement. Obligors have requested that Agent and Lenders consent to the Vievu Sale Transaction, notwithstanding such prohibitions.

Subject to the terms and conditions set forth herein, Agent and Lenders are willing to consent to the Vievu Sale Transaction and enter into this letter agreement.

The parties also desire to amend the Loan Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this letter agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, Lenders, Agent, and Obligors hereby agree as follows.

1.       Consent to Vievu Sale Transaction and License Agreements. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, Agent and Lenders consent to the Vievu Sale Transaction and the entering into of the Patent License Agreement and the Trademark License Agreement.

2.       Release of Vievu as an Obligor.

(a)       Upon the satisfaction of each condition precedent set forth in Section 4 of this letter agreement in accordance with the terms thereof (the "Effective Release Date"), and in furtherance of the foregoing and without further action by any party hereto, (i) Agent, Lenders, and Obligors hereby acknowledge and agree that Vievu shall no longer be deemed to be, and shall not have any of the rights of, a "Borrower" or a "Obligor" under the Loan Agreement and the other Loan Documents to which Vievu is a party, (ii) each Lender hereby authorizes Agent to release its Liens in all of the Released Assets, and (iii) Agent and Lenders hereby release and discharge Vievu from all liability with respect to the Obligations and from any and all other obligations, covenants and liabilities under the Loan Agreement and the other Loan Documents. For the avoidance of doubt, each Obligor acknowledges and agrees that Agent's Liens and security interests shall continue in Cash Proceeds received by such Obligor excluding the Escrowed Cash. Each Obligor represents and warrants to Agent and Lenders that, other than (x) the Liens of Agent to secure the Obligations, (y) the Liens of the Term Loan Agent to secure the Term Loan Debt, and (z) (1) statutory claims, if any, under applicable law related to the securities pursuant to the Purchase Agreement, (2) claims, if any, by the Escrow Agent under (and as defined in) the Purchase Agreement or under the Escrow Agreement arising solely from its duties under the Escrow Agreement, and (3) claims and payments related to indemnification obligations and Earn-out Stock Payments arising under (and as defined in) the Purchase Agreement, the Released Assets are not subject to any Lien or claim that would require any Obligor under Applicable Law or any agreement to make any payment or deliver any portion of the Cash Proceeds received by such Obligor to any Person other than Agent and the Term Loan Agent in order to transfer and convey such assets to Purchaser free and clear of Liens.

(b)       Upon the satisfaction of each condition precedent set forth in Section 4 of this letter agreement in accordance with the terms thereof, and in furtherance of the foregoing, Agent agrees to deliver to Purchaser all powers (if any) with respect to any Equity Interests included in the Released Assets, and to file, at Obligors' expense, UCC termination statements with respect to Agent's UCC financing statements filed against Vievu and USPTO releases with respect to any filings with the USPTO against any of the Released Assets. Except for Agent's release of its Lien upon the Released Assets described above, Agent shall retain all of its Liens upon all other Collateral (including, without limitation, the net Cash Proceeds, but excluding the Escrowed Cash), and nothing contained herein shall be deemed or construed to create a novation or accord and satisfaction, and the Loan Agreement and the other Loan Documents shall remain in full force and effect with respect to all Obligors other than Vievu (each such Obligor other than Vievu being hereinafter referred to individually as a "Continuing Obligor" and collectively as "Continuing Obligors"). Each Continuing Obligor, Agent and each Lender acknowledge and agree that, after giving effect to the provisions of this letter agreement (including, without limitation, the foregoing provisions of this Section 2), each Continuing Obligor shall remain jointly and severally liable for all of the Obligations, whether arising prior to, on, or after the Effective Release Date, including, without limitation, the Obligations of Vievu arising prior to the Effective Release Date, and, for the avoidance of doubt, all indemnification obligations that may arise on or after the Effective Release Date in respect of any act or failure to act on the part of Vievu prior to the Effective Release Date.

(c)       Each Continuing Obligor hereby (i) consents to the release of Vievu as a "Borrower" and an "Obligor" under the Loan Agreement and the other Loan Documents, and (ii) acknowledges and agrees that (A) neither such release nor anything contained in this letter agreement shall modify in any respect whatsoever such Continuing Obligor's Obligations, covenants, duties, indebtedness and liabilities as a "Borrower" or a "Guarantor", as applicable, and "Obligor" under the Loan Agreement and the other Loan Documents, all of which are hereby ratified, reaffirmed and shall remain in full force and effect, (B) the Loan Agreement and the other Loan Documents to which such Continuing Obligor is a party are the legal, valid and binding obligations of such Continuing Obligor that are enforceable against such Continuing Obligor in accordance with the terms thereof, and (C) all security interests and Liens granted to or for the benefit of Agent, and all security interests and Liens upon the Collateral (other than the Released Assets) granted to Agent pursuant to the Loan Agreement and the other Loan Documents remain in full force and effect and secure all Obligations of each Continuing Obligor under the Loan Agreement and the other Loan Documents, all of which are hereby ratified and confirmed.

3.       Amendments to Loan Agreement. Upon satisfaction of the conditions precedent set forth in Section 4 of this letter agreement, in form and substance satisfactory to Agent, unless satisfaction thereof is specifically waived in writing by Agent, the Loan Agreement shall be amended as follows:

(a)       By adding the following new definitions of "Fourth Amendment Date", "Vievu Purchase Agreement" and "Vievu Purchaser" to Section 1.1 of the Loan Agreement in proper alphabetical order:

Fourth Amendment Date: May 3, 2018.

Vievu Purchase Agreement: that certain Membership Interest Purchase Agreement dated on or about the Fourth Amendment Date, among Safariland, Vievu and Vievu Purchaser.

Vievu Purchaser: Axon Enterprise, Inc., a Delaware corporation.

(b)       By deleting the "and" immediately after clause (d) of the definition of "Excluded Collateral" set forth in Section 1.1 of the Loan Agreement, by deleting the "." at the end of clause (e) of the definition of "Excluded Collateral" set forth in Section 1.1 of the Loan Agreement and by substituting in lieu thereof a reference to ", and", and by adding the following new clause (f) immediately thereafter:

(f)       to the extent (but only to the extent) securing the Indemnification Obligations under (and as defined in) that certain Escrow Agreement dated on or about the Fourth Amendment Date, between Safariland and Vievu Purchaser, $1,300,000 in cash.

(c)       By deleting the "and" immediately before clause (n) of the definition of "Restricted Investment" set forth in Section 1.1 of the Loan Agreement, by deleting the "." at the end of clause (n) in the definition of "Restricted Investment" set forth in Section 1.1 of the Loan Agreement and by substituting in lieu thereof a reference to "; and", and by adding the following new clause (o) immediately thereafter:

(o)       the Investment by Safariland in the Equity Interests of Vievu Purchaser pursuant to the Vievu Purchase Agreement.

(d)       By deleting the "and" immediately after clause (t)(x) of Section 10.2.1 of the Loan Agreement, by deleting the "." at the end of clause (u) of Section 10.2.1 of the Loan Agreement and by substituting in lieu thereof a reference to "; and", and by adding the following new clause (v) to Section 10.2.1 of the Loan Agreement:

(v)       Debt in the form of indemnification obligations by Safariland in favor of Vievu Purchaser and certain of its affiliates arising under the Vievu Purchase Agreement.

4.       Conditions Precedent. The effectiveness of Sections 1, 2 and 3 of this letter agreement shall be subject to the satisfaction of the following conditions precedent, in form and substance satisfactory to Agent (as determined by Agent in its sole discretion), on or before May 31, 2018:

(a)       Agent shall have received an original signed counterpart to this letter agreement from each Lender and each Obligor;

(b)       Agent shall have received $3,995,332.74 (the "Paydown Sum") in immediately available funds and in accordance with the following wiring instructions:

Bank of America, N.A.

New York, New York

Account #: 936 933 7552

Routing # (ABA): 026 009 593

SWIFT Code: BOFAUS3N

Chip #: 0959

For Credit to: Bank of America – Southeast Collection Account

(c)       Agent shall have received true, correct, and complete copies of the Sale Documents; and

(d)       Agent shall have received a copy of a duly signed consent under the Term Loan Agreement providing for a consent substantially identical to the consent provided for herein.

5.       Form of Release; Expense Reimbursement. Upon the satisfaction of each condition precedent set forth in Section 4 above in accordance with the terms thereof, Agent's release of its Lien upon the Released Assets shall be effected by the release documents attached to this letter agreement as Exhibit E. Obligors and Purchaser shall assume sole responsibility for recording such partial release documents, as applicable, and all fees, costs, and taxes associated with such recordings, and Obligors shall promptly reimburse Agent for all costs and expenses (including, without limitation, legal fees and expenses) incurred by Agent in connection with the preparation, documentation, and negotiation of this letter agreement and the exhibits hereto and the consummation of the transactions herein describe.

6.       Sweep Authorization. Upon the deposit of the Paydown Sum into the deposit account more particularly described in Section 4(b), Agent is authorized to sweep such proceeds and apply such proceeds to the Obligations in accordance with the Loan Agreement.

7.       Release of Claims. To induce Agent and Lenders to enter into this letter agreement, each Obligor (including, without limitation, Vievu) hereby releases, acquits and forever discharges Agent and Lenders, and all officers, directors, agents, employees, successors and assigns of Agent and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Obligor now has or ever had against Agent or any Lender arising under or in connection with this letter agreement, the Loan Agreement, any of the other Loan Documents or otherwise. Each Obligor (including, without limitation, Vievu) represents and warrants to Agent and Lenders that such Obligor has not transferred or assigned to any Person any claim that such Obligor ever had or claimed to have against Agent or any Lender.

8.       Waiver of Jury Trial. Obligors, Lenders, and Agent each irrevocably waive their respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this letter agreement or the transactions contemplated hereby, in any action, proceeding or other litigation of any type brought by any of the parties hereto against any other party hereto.

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9.       Miscellaneous. If this letter agreement is acceptable to Obligors, please evidence each Obligor's agreement with the terms hereof by executing and returning the enclosed copy of this letter agreement to Agent on or before May 31, 2018. By its signature below, each Obligor agrees that Agent's Lien upon the Released Assets will not be released until all of the conditions to the release thereof have been fully satisfied, including, without limitation, Agent's receipt of the net Cash Proceeds less the Escrowed Cash in accordance with Section 4 above. This letter agreement may be executed in any number of counterparts and by different parties to this letter agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually executed signature page to this letter agreement delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto. This letter agreement shall be governed by and construed in accordance with the laws of the state of New York, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks). This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Section titles and references used in this letter agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

Very truly yours,

AGENT:

BANK OF AMERICA, N.A.

By:	/s/ JOHN M. OLSEN
Name: John M. Olsen
Title: Senior Vice President

BANK OF AMERICA, N.A.

By:	/s/ JOHN M. OLSEN
Name: John M. Olsen
Title: Senior Vice President

[Signatures continue on following page.]

Consent and Fourth Amendment to Second Amended and Restated Loan and Security Agreement – Vievu (Safariland)

CANADIAN LENDER:

BANK OF AMERICA, N.A. (acting through its Canada branch)

By:	/s/ SYLWIA DURKIEWICZ
	Name:	Sylwia Durkiewicz
	Title:	Vice President

[Signatures continue on following page.]

Consent and Fourth Amendment to Second Amended and Restated Loan and Security Agreement - Vievu (Safariland)

MAUI ACQUISITION CORP.

SAFARILAND, LLC

SAFARILAND GLOBAL SOURCING, LLC

HORSEPOWER, LLC

MUSTANG SURVIVAL HOLDINGS, INC.

MUSTANG SURVIVAL, INC.

MUSTANG SURVIVAL MFG, INC.

MED-ENG, LLC

SENCAN HOLDINGS, LLC

VIEVU, LLC

LAWMEN'S DISTRIBUTION, LLC

SAFARILAND DISTRIBUTION, LLC

UNITED UNIFORM DISTRIBUTION, LLC

MUSTANG SURVIVAL ULC

MED-ENG HOLDINGS ULC

GH ARMOR SYSTEMS INC.

PACIFIC SAFETY PRODUCTS INC.

By:	/s/ Gray Hudkins
Name: Gray Hudkins
Title: Vice President

ATLANTIC TACTICAL, INC.
By:	/s/ Julio Salvador
Name: Julio Salvador
Title: Secretary

Consent and Fourth Amendment to Second Amended and Restated Loan and Security Agreement – Vievu (Safariland)